Exhibit 99.2

ENSTAR GROUP LIMITED

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined statement of earnings is based on the historical financial statements of Enstar Group Limited (“Enstar”) and the consolidated results of HSBC Insurance Company of Delaware and Household Life Insurance Company of Delaware and their subsidiaries: Household Life Insurance Company, Household Life Insurance Company of Arizona and First Central National Life Insurance Company of New York (the acquired companies collectively, “Pavonia”). The following data is presented as if Enstar had completed the acquisition of Pavonia as of January 1, 2012. The unaudited condensed combined pro forma financial information reflects the purchase of Pavonia under the purchase method of accounting for business combinations and represents a current estimate of the financial information based on information available as of the date of this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined balance sheet as of March 31, 2013 has not been included in this filing because the acquisition was reflected in Enstar’s actual balance sheet as of March 31, 2013, which was included within Enstar’s Quarterly Report on Form 10-Q filed with the U.S Securities and Exchange Commission (“SEC’) on May 10, 2013.

The pro forma information includes adjustments to record the assets and liabilities of Pavonia at their estimated fair values under the purchase method of accounting for business combinations. To the extent there are significant changes to Pavonia’s business, the assumptions and estimates herein could change significantly. The pro forma financial information is presented for informational purposes only under one set of assumptions and does not reflect the financial results of the combined companies had consideration been given to other assumptions or to the impact of possible operating efficiencies, asset dispositions, and other factors. Further, the pro forma financial information does not necessarily reflect the historical results of the combined company that actually would have occurred had the transaction been in effect during the period indicated or that may be obtained in the future. The unaudited pro forma condensed combined statements of earnings should be read in conjunction with Enstar’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and historical financial statements, including the related notes, with respect to the twelve-month period ended December 31, 2012 included in Enstar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on February 28, 2013, as well as the historical financial statements of Pavonia included elsewhere in this Current Report on Form 8-K/A.

Enstar Group Limited

Unaudited Pro Forma Condensed Combined Consolidated Statement of Earnings

For the Year Ended December 31, 2012

(Expressed in thousands of U.S. dollars except share and per share data)

	Enstar	Pavonia	Adjustment Entries		Combined
Income

Net premiums earned	$—	$189,937	$—		$189,937
Net investment income	77,760	64,340	—		142,100
Net realized and unrealized gains	73,612	21,995	—		95,607
Consulting fees and other income	8,570	3,955	—		12,525

	159,942	280,227	—		440,169

Expenses

Net reduction in ultimate loss and loss adjustment expense liabilities	(241,764)	2,977	—		(238,787)
Life and annuity policy benefits and acquisition costs	—	149,719	8,664	(a)	158,383
Salaries and benefits expenses	100,473	17,566	—		118,039
General and administrative expenses	56,592	79,601	11,300	(b)	147,493
Interest expense	8,426	—	2,250	(c)	10,676
Net foreign exchange losses	406	—	—		406

	(75,867)	249,863	22,214		196,210

Earnings before income taxes	235,809	30,364	(22,214)		243,959

Income taxes	(44,290)	(18,120)	7,775	(d)	(54,635)

Net earnings	191,519	12,244	(14,439)		189,324

Less: Net earnings attributable to noncontrolling interest	(23,502)	—	—		(23,502)

Net earnings from continuing operations	$168,017	$12,244	$(14,439)		$165,822

Earnings per share — basic	$10.22				$10.09
Earnings per share — diluted	$10.10				$9.97

Weighted average shares outstanding — basic	16,441,461				16,441,461
Weighted average shares outstanding — diluted	16,638,021				16,638,021

Note a:

Represents net adjustment to life and annuity policy benefits, commissions and acquisition costs related to the unlocking and reassessment of the actuarial estimates of the business acquired.

Note b:

Represents amortization of intangible asset with a definite life.

Note c:

Represents the loan interest expense based on the assumption that the draw down on the revolving credit facility used to partially fund the acquisition was made as at January 1, 2012.

Note d:

Represents estimated tax effect of pro forma adjustments based on an assumed 35% effective tax rate.